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                                                                   Exhibit 10.36


                          AMENDMENT TO OPTION AGREEMENT

         AGREEMENT made as of November 15, 1996 between MicroTel International, Inc., a Delaware corporation (hereinafter called the "Company"), and Daniel Dror (hereinafter called "Optionee").

         WHEREAS, the Company previously granted an option to the Optionee to purchase 25,000 (post-split) shares of the Company's common stock, $.0033 par value per share (the "Shares"), dated as of March 16, 1995 (the "Option"); and

         WHEREAS, the Company and the Optionee have entered into an agreement as of the date hereof with respect to the extension of the termination date of such option;

         NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

         1. Section 4 of the Option is hereby amended in its entirety as follows:

         "4.  Termination of Option.
              (a) Except as otherwise stated in this Agreement, the option, to the extent not previously exercised shall terminate forthwith on November 14, 1999, at 5:00 p.m., San Jose, California time (the "Expiration Date")."

         2. If the Company at any time proposes to register any of its securities under the Securities Act of 1933, as amended (the "1933 Act")(other than pursuant to Form S-8 or other comparable form), the Company shall include the shares of common stock subject to this Option in such registration. The Company shall at such time give prompt written notice to Optionee of its intention to effect such registration and of Optionee's rights under such proposed registration, and upon the request of Optionee delivered to the Company within twenty (20) days after giving of such notice (which request shall specify the number of shares of common stock intended to be disposed of by Optionee), the Company shall include such shares of common stock requested to be included in such registration; provided, however, that if, at any time after giving such written notice of the Company's intention to register any of Optionee's shares of common stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with such registration statement, the Company may give written notice of such determination to Optionee and thereupon shall be relieved of its obligation to register such shares of common stock (but not from its obligation to pay registration expenses in connection therewith or to register such shares of Common Stock in a subsequent registration).

         All expenses incurred in any registration of Optionee's common stock under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and
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disbursements of counsel for the Company, all registration and filing fees for
Optionee's common stock under federal and State securities laws, and expenses of complying with the securities or blue sky laws of any jurisdiction in which Optionee reasonably requests the registration of his common stock; provided, however, the Company shall not be liable for (a) any discounts or commissions to any underwriter; (b) any stock transfer taxes incurred; or (c) the fees and expenses of counsel for Optionee, provided that the Company will pay the costs and expenses of Company counsel.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                                       MICROTEL INTERNATIONAL. INC.



                                       By: /s/ Jack Talan
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